Exhibit 10.1

THIRD AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of July 1, 2021 is made by and among MODUSLINK CORPORATION, a Delaware corporation (“Borrower”), SOL HOLDINGS, INC., a Delaware corporation (“Sol”), SALESLINK MEXICO HOLDINGS CORP., a Delaware corporation (“Saleslink”, Sol and Saleslink, together the “Guarantors”, and each, individually, a “Guarantor”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor by assignment from MidCap Financial Trust, as administrative agent, individually as a Lender, and as administrative agent (in such capacity, “Agent”), for itself and the Lenders (as hereinafter defined).

RECITALS:

A. Pursuant to that certain Credit and Security Agreement dated as of December 31, 2019 (as the same may be amended, renewed, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Guarantors, the other Credit Parties from time to time party thereto, Agent and the financial institutions party thereto (“Lenders”), Lenders agreed to make certain loans and other financial accommodations to Borrower. Capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.

B. Borrower has requested, and Agent and Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein.

AGREEMENTS:

Therefore, for good and valuable consideration, the parties hereto agree as follows:

1. Recitals. Each party hereto acknowledges and agrees that the above Recitals are true, accurate, and correct in all respects and that such Recitals are incorporated into this Amendment by reference herein.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 4 below, Agent, Lenders and Borrower hereby agree to amend the Credit Agreement as of the Effective Date as follows:

(a) The Credit Agreement is hereby amended by inserting new Schedules 1.1(a) and 1.1(b) in the forms attached hereto as Annex A.

(b) Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms in proper alphabetical order as follows:

“Amendment No. 3” means that certain Third Amendment to Credit and Security Agreement, dated as of the Amendment No. 3 Effective Date by and among Borrower, the other Credit Parties thereto and the Agent on behalf of the Lenders.

“Amendment No. 3 Effective Date” means July 1, 2021.

(c) Clause (k) of the definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(k) the total unpaid Accounts of the Account Debtor obligated on the Account exceed (i) with respect to Accounts owing by any Account Debtor (other than Account Debtors set forth on Schedule 1.1(a)) twenty-five percent (25%), in each case of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding the limitation applicable to such Account Debtor shall be considered ineligible) and (ii) with respect to Accounts owing by Account Debtors set forth on Schedule 1.1(a), no more than $8,000,000 of the Borrowing Base shall be attributable to Eligible Accounts owing by such Account Debtors at any time;

(d) Section 4.1 of the Credit Agreement is hereby amended to add the following sentence at the end of such section as follows:

As soon as available, but no later than thirty (30) days after the last day of each calendar quarter, Borrowers shall deliver to Agent evidence of its payment of all “discount payments” owing to customers identified in Schedule 1.1(b) by Borrowers pursuant to Borrowers contracts with such customers, which evidence shall be reasonably acceptable to Agent.

3. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions precedent has been satisfied, each of which shall be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully-executed copy of this Amendment, signed by Agent, Lenders, Borrower and the Guarantors; and

(b) no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.

4. Representations and Warranties. Borrower and each Guarantor represents and warrants as of the date hereof that it has the full power and authority to execute, deliver and perform this Amendment and to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and limited liability company, as applicable, action. Borrower and each Guarantor hereby further represents and warrants as of the date hereof that (a) the representations and warranties made respectively by such Credit Party in the Financing Documents are true and correct in all material respects (except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date); and (b) the execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations hereunder: (i) do not and will not violate any law or regulation applicable to such Credit Party; (ii) do not and will not violate any material agreement, order, decree or judgment by which such Credit Party is bound; and (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which such Credit Party is a party, or by which such Credit Party’s properties are bound.

5. Continuing Effect.

(a) Except as specifically modified and amended herein, all of the terms, covenants, conditions and agreements contained in the Credit Agreement shall remain in full force and effect. In the event of any inconsistency between this Amendment and any Financing Document, the provisions of this Amendment shall control. This Amendment shall constitute a Financing Document.

(b) The Credit Agreement and all of the other Financing Documents, each as amended hereby, are ratified and confirmed in all respects. Each Credit Party acknowledges and reaffirms its obligations under each Financing Document to which it is a party, in each case as amended, restated, supplemented or otherwise modified prior to or as of the date hereof. All Liens granted or created by, or existing under, the Financing Documents, as amended hereby, remain unchanged and continue, unabated, in full force and effect, to secure each Credit Party’s obligation to repay the Loans and all other amounts under the other Financing Documents (as amended hereby). Nothing herein shall be deemed to waive, release or discharge the parties hereto from any obligations or liabilities under the Financing Documents, and nothing in this Amendment shall affect or impair any rights, remedies or powers which Agent or Lenders may have under the Financing Documents.

6. Free and Voluntary Act. Borrower and each Guarantor is freely and voluntarily entering into this Amendment and will enter into any other documents and take any action requested by Agent which is necessary to fulfill the agreements contemplated herein. Borrower and each Guarantor has individually read this Amendment and has discussed this Amendment with its respective legal, financial and other counsel. Borrower and each Guarantor understands this Amendment and the risk inherent in, and significance of, the same.

7. No Implied Terms. Any and all duties or obligations that Agent or Lenders may have to any of the Credit Parties are limited to those expressly stated in the Financing Documents as amended hereby, and neither the duties and obligations of Agent or Lenders nor the rights of the Credit Parties shall be expanded beyond the express terms of the Financing Documents as so amended.

8. Fair Consideration. Borrower and each Guarantor hereby acknowledges that adequate and valuable consideration has been given on behalf of Agent and Lenders, including Lenders’ agreement to enter this Amendment, the receipt and sufficiency of which are hereby acknowledged.

9. Counterparts. This Amendment may be signed in any number of counterparts and may be executed by facsimile, email delivery or electronic signature, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument. Signatures by facsimile, email delivery or electronic signature or other electronic communication to this Amendment shall bind the parties to the same extent as would a manually executed counterpart.

10. Expenses. Borrower agrees to pay all reasonable out-of-pocket expenses of Agent actually incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, reasonable attorney’s fees and expenses.

11. Binding Effect/Governing Law. This Amendment shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Agent and each Lender and each of the Credit Parties and their respective successors and permitted assigns, subject to the provisions of the Financing Documents as amended hereby. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

BORROWER:	MODUSLINK CORPORATION, a Delaware corporation

	By:	/s/ Cathy Venable
	Name:	Cathy Venable
	Title:	Chief Financial Officer

[Signatures continue on following page.]

GUARANTORS:	SOL HOLDINGS, INC., a Delaware corporation

	By:	/s/ Cathy Venable
	Name:	Cathy Venable
	Title:	Chief Financial Officer

SALESLINK MEXICO HOLDING CORP., a Delaware corporation

	By:	/s/ Cathy Venable
	Name:	Cathy Venable
	Title:	Chief Financial Officer

[Signatures continue on following page.]

AGENT AND LENDER:

MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent and a Lender

By:	APOLLO CAPITAL MANAGEMENT, L.P., its investment manager

By:	APOLLO CAPITAL MANAGEMENT GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory